UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 24, 2006
Targeted Genetics Corporation

(Exact name of registrant as specified in its charter)

Washington	0-23930	91-1549568

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington	98101

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (206) 623-7612
Not Applicable

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On January 24, 2006, Targeted Genetics Corporation announced the restructuring of its operations to reduce expenses and realign resources to advance its lead product candidate, tgAAC94, through clinical trials as quickly as possible. In connection with this restructuring, Targeted Genetics reduced its workforce by approximately 27% or 26 employees, primarily in early-stage research and development groups and in general and administrative functions. A press release announcing this restructuring is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:
99.1	Press Release of Targeted Genetics Corporation dated January 24, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Targeted Genetics Corporation
By:	/s/ H. Stewart Parker
H. Stewart Parker
President and Chief Executive Officer

Dated: January 25, 2006

EXHIBIT INDEX

Exhibits:	Description of Document
99.1	Press Release of Targeted Genetics Corporation dated January 24, 2006

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